Execution

EXHIBIT 10.3

AMENDMENT NUMBER ONE
to the
MASTER LOAN REPURCHASE AGREEMENT
Dated as of May 30, 2013
among
ZFC TRUST
and
CITIBANK, N.A.

     This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 23rd day of May, 2014, between ZFC TRUST (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 30, 2013, among Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

     WHEREAS, Seller and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

     WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Amendments. Effective as of May 23, 2014, the Agreement is hereby amended as follows:

          (a) Section 2 of the Agreement is hereby amended by adding the definitions of "Basel III", "Dodd-Frank Act" and "Official Body" in the appropriate alphabetical order as follows:

     “Basel III” means “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.

     “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203 and any successor statute.

     “Official Body” means any central bank or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

          (b) Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean May 22, 2015, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

Exh. 10.3-1

          (c) Section 3(j) of the Agreement is hereby amended by deleting the penultimate paragraph in its entirety and replacing it with the following:

"If the Buyer shall have determined that either (i) the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or Official Body made subsequent to the date hereof; or (ii) compliance by Buyer or any corporation controlling Buyer with: (x) any directive or request from any Governing Authority or Official Body (whether or not having the force of law) imposed after the date hereof or (y) the requirements of, whether such compliance is commenced prior to or after the date hereof, any of (a) Basel III or (b) the Dodd-Frank Act, or any existing rules, regulations, guidance, interpretations or directives from the United States bank regulatory agencies relating to Basel III or the Dodd-Frank Act; shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital to a level below that which the Buyer or such corporation (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Buyer to be material to the extent Buyer or such corporation determines such increase in capital to be attributable to the existence of the obligations or agreements of Buyer hereunder, then from time to time, Seller shall, upon notice from Buyer of such additional amounts, promptly pay to the Buyer such additional amount or amounts as will thereafter compensate the Buyer for such reduction that was incurred by Buyer within ninety (90) days of Buyer’s notice thereof; provided, that any such determination under this Section 3(j) shall be consistent with determinations made by Buyer in respect of similar loan facilities."

          SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel).

          SECTION 3. Representations. Each Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

          SECTION 4. Governing Law. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

          SECTION 5. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Exh. 10.3-2

          SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

Exh. 10.3-3

     IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

ZFC TRUST
(Seller)

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Authorized Signatory

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills
Name: Susan Mills
Title: Vice President

Exh. 10.3-4